Atlas Pipeline NGL Holdings, LLC and Atlas Pipeline NGL Holdings II, LLC
Combined and Condensed Balance Sheets
(Dollars in thousands)

	March 31,	December 31,
	2014	2013
	(Unaudited)	(Audited)
Assets
Prepaid expenses	$17	$—
Total current assets	17	—

Investment in West Texas LPG Pipeline Limited Partnership	84,743	$85,016
	$84,760	$85,016
Liabilities and Members’ Capital
Accrued liabilities	$9	$22
Total liabilities	9	22
Commitments and contingencies
Members’ capital	84,751	84,994
	$84,760	$85,016

See accompanying notes to the combined and condensed financial statements.

Atlas Pipeline NGL Holdings, LLC and Atlas Pipeline NGL Holdings II, LLC
Unaudited Combined and Condensed Statements of Operations
(Dollars in thousands)

	Three Months Ended March 31,
	2014	2013
Costs and expenses:
Operating expenses	$33	$39
Operating loss	(33)	(39)

Equity in earnings of West Texas LPG Pipeline Limited Partnership	1,727	2,040
Net income	$1,694	$2,001

See accompanying notes to the combined and condensed financial statements.

Atlas Pipeline NGL Holdings, LLC and Atlas Pipeline NGL Holdings II, LLC
Unaudited Combined and Condensed Statements of Members' Capital
(Dollars in thousands)

Members' capital at January 1, 2013	$85,238
Net income	2,001
Contributions from member	40
Distributions to member	(1,800)
Members' capital at March 31, 2013	$85,479

Members' capital at January 1, 2014	$84,994
Net income	1,694
Contributions from member	63
Distributions to member	(2,000)
Members' capital at March 31, 2014	$84,751

See accompanying notes to the combined and condensed financial statements.

Atlas Pipeline NGL Holdings, LLC and Atlas Pipeline NGL Holdings II, LLC
Unaudited Combined and Condensed Statements of Cash Flows
(Dollars in thousands)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities
Net income	$1,694	$2,001
Adjustments to reconcile net loss to net cash used in operating activities:
Equity in earnings of West Texas LPG Pipeline Limited Partnership	(1,727)	(2,040)
Changes in current assets and liabilities:
Prepaid expenses	(17)	9
Accrued liabilities	(13)	(10)
Net cash used in operating activities	(63)	(40)

Cash flows from investing activities
Distributions from West Texas LPG Pipeline Limited Partnership	2,000	1,800
Net cash provided by investing activities	2,000	1,800
Cash flows from financing activities
Contributions from member	63	40
Distributions to member	(2,000)	(1,800)
Net cash used in financing activities	(1,937)	(1,760)

Net increase in cash and cash equivalents	—	—
Beginning of year	—	—
End of year	$—	$—

See accompanying notes to the combined and condensed financial statements.

Atlas Pipeline NGL Holdings, LLC and Atlas Pipeline NGL Holdings II, LLC
Notes to Unaudited Combined and Condensed Financial Statements

NOTE 1 – BASIS OF PRESENTATION

Atlas Pipeline NGL Holdings, LLC and Atlas Pipeline NGL Holdings II, LLC are Delaware limited liability companies which function as a holding company (the “Company”). The Company is a consolidated subsidiary of Atlas Pipeline Partners, L.P. (the “Partnership”), which is a publicly-traded (NYSE: APL) Delaware limited partnership.

On May 11, 2011, the Company acquired a 20% interest in West Texas LPG Pipeline Limited Partnership (“WTLPG”) from Buckeye Partners, L.P. (NYSE: BPL) for $85.0 million. The Company received contributions of $85.0 million from the Partnership in connection with the acquisition. WTLPG owns a common-carrier pipeline system that transports natural gas liquids from New Mexico and West Texas to Mont Belvieu, Texas for fractionation. WTLPG is operated by Chevron Pipeline Company, an affiliate of Chevron, which owns the remaining 80% interest. The Company does not own any other investments or engage in any operations.

Distributions received by the Company from WTLPG are distributed to the Partnership. The Company receives contributions from the Partnership which are generally contributed to WTLPG. For the three months ended March 31, 2014 and 2013, the Company received $2.0 million and $1.8 million, respectively, in distributions from WTLPG, and paid $2.0 million and $1.8 million, respectively, in distributions to the Partnership.

NOTE 2 – EQUITY METHOD INVESTMENTS

The Company accounts for its ownership interest in WTLPG under the equity method of accounting, with recognition of its ownership interest in the income of WTLPG as equity in income of unconsolidated entities on its statements of operations. Investments in excess of the underlying net assets of WTLPG identifiable to property, plant and equipment or finite lived intangible assets are amortized over the useful life of the related assets and recorded as a reduction to investment in unconsolidated entities on the Company’s balance sheet with an offsetting reduction to equity in income of unconsolidated entities on the Company’s statements of operations. Excess investment representing equity method goodwill is not subject to amortization and is accounted for as a component of the investment. No goodwill was recorded on the acquisition of WTLPG. Equity method investments are subject to impairment evaluation. The Company noted no indicators of impairment for its equity method investments as of March 31, 2014 or December 31, 2013.

Selected financial information for WTLPG is as follows (dollars in thousands):

	As of March 31,		Three Months Ended March 31,
	Total Assets	Partners' Capital	Revenues	Net Income

2014	$216,444	$189,523	$23,212	$11,151
	As of December 31,

2013	$216,561	$188,372	$22,726	$11,185